UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 for the quarterly period ending September 30, 2011

[  ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____to_____

Commission file number:  333-103331

Genesis Financial, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Washington	03-0377717
(State of Incorporation)	(IRS Employer Identification No.)

3773 West Fifth Avenue, Suite 301 Post Falls, ID.	83854
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (208) 457-9442

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [ ] No [X] (See Explanatory Note)

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes [  ] No [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definitions of “accelerated filer and large accelerated filer in Rule 12b-2 of the Exchange Act. (Check one):     Large accelerated filer [ ], Accelerated filer [ ], Non-accelerated filer [ ], Smaller reporting company [X]

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Exchange Act). Yes [  ] No [X]

APPLICABLE ON TO ISSUERS INVOLVED IN BANKRUPTCY PROCEEDINGS DURING THE PRECEDING FIVE YEARS

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act subsequent to the distribution of securities under a plan confirmed by the court. Yes [  ] No [  ]

APPLICABLE ONLY TO CORPORATE ISSUERS:

As of October 28, 2011 we had 7,794,608 shares of common stock issued and outstanding.

Table of Contents

PART I - FINANCIAL INFORMATION

3

Item 1.  Financial Statements

3

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

11

Item 3.  Quantitative and Qualitative Disclosures about Market Risk

15

Item 4. Controls and Procedures.

15

PART II - OTHER INFORMATION

17

Item 1.  Legal Proceedings.

17

Item 1A. Risk Factors

17

Item 2.  Unregistered Sale of Equity Securities and Use of Proceeds.

17

Item 3.  Defaults upon Senior Securities.

17

Item 4.  Removed and Reserved.

17

Item 5.  Other Information.

17

Item 6.  Exhibits

17

SIGNATURES

18

PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements

GENESIS FINANCIAL, INC.
Balance Sheets
Unaudited
	September 30,	December 31,
ASSETS	2011	2010
CURRENT ASSETS:
Cash and cash equivalents	$33,473	$117,455
Interest and other receivables	119,271	224,913
Related party receivable	53,471	47,240
Inventories, lower of cost or market:
Contracts	786,216	1,000,766
Real estate	2,338,071	2,686,032
Subtotal	3,124,287	3,686,798
Less allowance	(935,088)	(1,522,329)

Net inventories	2,189,199	2,164,469

Total current assets	2,395,414	2,554,077
NON-CURRENT ASSETS:
Long-term investments, at cost	1,750,000	1,450,000
Total assets	$4,145,414	$4,004,077

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Line of credit, affiliated company	$1,540,000	$1,750,845
Line of credit, bank	192,107	286,264
Note payable, Flyback Energy, Inc.	-	560,000
Other current liabilities	95,700	94,968
Total current liabilities	1,827,807	2,692,077

LONG-TERM LIABILITIES:
Convertible note payable to officer, net of discount	171,516	123,896

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Series B Preferred stock, $1.00 par value: 2,000,000 authorized,
850,500 issued and outstanding at 12/31/2010	1,985,000	850,500
1,985,000 issued and outstanding at 9/30/2011
Common stock, $.001 par value, 100,000,000 authorized,
7,757,108 issued and outstanding at 12/31/2010	7,795	7,758
7,794,608 issued and outstanding at 9/30/2011
Additional paid-in capital	4,385,019	4,370,056
Accumulated deficit	(4,231,723)	(4,040,210)
Total stockholders’ equity	2,146,091	1,188,104
Total liabilities and stockholders' equity	$4,145,414	$4,004,077

See accompanying notes to financial statements.

GENESIS FINANCIAL, INC.
Statements of Operations
Unaudited

		Three Months Ended September 30,		Nine Months Ended September 30,
		2011	2010	2011	2010
REVENUE:
Contract sales revenue		$-	$-	$-	$159,642
Cost of contracts sold		-	-	-	(157,790)
		-	-	-	1,852
Interest (net of write-offs), processing fee
and other income		19,102	13,631	(56,098)	88,685
Total revenues		19,102	13,631	(56,098)	90,537
EXPENSES:
Provision (recovery) for losses		-	646,251	(35,191)	534,227
Salaries		11,250	-	33,750	-
Management fee - affiliate		4,500	18,000	13,500	54,000
Interest expense, related party		15,874	25,196	47,620	76,249
Interest expense, other		1,984	6,618	14,267	25,711
Office occupancy		5,744	3,570	9,305	4,088
Other operating expenses		11,413	23,188	52,164	106,512
Total operating expenses		50,765	722,823	135,415	800,787

NET INCOME (LOSS)		$(31,663)	$(709,192)	$(191,513)	$(710,250)

BASIC AND DILUTED EARNINGS
(LOSS) PER SHARE	$	Nil	$(0.09)	$(0.02)	$(0.10)
WEIGHTED AVERAGE SHARES
OUTSTANDING BASIC AND DILUTED		7,757,108	7,757,108	7,757,108	7,237,877

See accompanying notes to financial statements.

GENESIS FINANCIAL, INC.
Condensed Statements of Cash Flows
Unaudited

	Nine Months Ended September 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES	$(68,480)	$734,274

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Long-term Investments	(300,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Sales of preferred stock in private placement	1,149,500	-
Sales of common stock in private placement	-	105,000
Borrowings (repayment) line of credit with affiliate, net	(210,845)	(639,155)
Borrowings (repayment) line of credit from bank, net	(94,157)	(218,382)
Payment on Note payable Flyback Energy, Inc.	(560,000)	-
	284,498	(752,537)
NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	(83,982)	(18,263)

CASH AND CASH EQUIVALENTS AT BEGINNING
OF PERIOD	117,455	64,406

CASH AND CASH EQUIVALENTS AT END
OF PERIOD	$33,473	$46,143

NON-CASH INVESTING AND FINANCING ACTIVITY
Preferred stock converted to common stock	$15,000
Line of credit with affiliate settled with transfer of contract		$41,980

See accompanying notes to financial statements.

Genesis Financial, Inc.

Notes to Financial Statements

September 30, 2011

(Unaudited)

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization:

Genesis Financial, Inc. (“the Company” or “Genesis”) was incorporated in Washington State on January 24, 2002.  The Company is primarily engaged in the business of purchasing and selling real estate receivable contracts, initiating new real estate loans and periodically providing bridge capital funding.  These receivables contracts consist of real estate contracts and mortgage notes collateralized by primarily first position liens on residential and commercial real estate.  The receivables collateralized by real estate are typically non-conventional either because they are originated as a result of seller financing, or the underlying property is non-conventional.

The Company invests in receivables contracts using investor funds, equity funds and funds generated from external borrowings including a line of credit facility from an affiliated shareholder.

The unaudited financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information, as well as the instructions to Form 10-Q.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of the Company’s management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation of the interim financial statements have been included.  Operating results for the nine month period ended September 30, 2011 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2011.

For further information refer to the financial statements and footnotes thereto in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Significant estimates used herein include those relating to management’s estimate of market value of contracts and real estate held in inventory.  It is reasonably possible that actual results could differ from those and other estimates used in preparing these financial statements and such differences could be material.

Summary of Significant Accounting Policies:

Long term investments – Investments not readily marketable are recorded at cost, when purchased. The investments in equity securities of privately held companies in which the Company holds less than 20% voting interest and on which the Company does not have the ability to exercise significant influence are accounted for using the cost method. Under the cost method, these investments are carried at the lower of cost or fair value. The Company recognizes an impairment charge when a decline in the fair value of its investments below the cost basis is judged to be other-than-temporary. In making this determination, the Company reviews several factors to determine whether the losses are other-than-temporary, including but not limited to: (i) the length of time the investment was in an unrealized loss position, (ii) the extent to which fair value was less than cost, (iii) the financial condition and near term prospects of the issuer and (iv) the Company's intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in fair value.

Inventories -

Contracts receivable

Real estate contracts held in inventory for resale are carried at the lower of cost (outstanding principal adjusted for net discounts, deferred origination fees and capitalized acquisition costs) or fair value, determined on an aggregate basis by major type of receivable.  Interest on these receivables is included in interest income during the period held for sale. Until the contract is sold, contract origination fees received from borrowers are deferred and amortized into income over the established average life of related loan under a method which approximates the effective interest rate method.

The Company holds contracts in inventory pending sale. Typically, the Company attempts to sell contracts three to twelve months after acquisition. It is the policy of the Company not to hold any contracts for investment purposes.

Genesis Financial, Inc.

Notes to Financial Statements

September 30, 2011

(Unaudited)

Real Estate

Real estate owned represents property acquired by foreclosure, deed in lieu of foreclosure or purchase and is initially recorded at the lower of cost or fair value minus estimated selling costs at the date of acquisition. Fair value is determined via (1) appraisal provided by a certified appraiser, (2) BPO (Broker’s Pricing Opinion) provided by a qualified real estate broker, (3) site inspection by qualified management of the Company, or (4) a combination of all of the above.  Costs relating to the improvements of the property are capitalized. Holding costs are charged to expense as incurred. Subsequent to the foreclosure the property is advertised for rent or sale. Management makes the determination of whether to rent or to sell the property on a case-by-case basis. Real estate owned is not depreciated. Impairment changes are recognized when the fair value of the property falls below its carrying value.

Allowance for Losses

The Company evaluates the estimated fair value of its contracts and real estate held in inventory at the end of each financial reporting period and adjusts the carrying values to reflect decreases in fair market value below cost. Fair value is determined via (1) appraisal provided by a certified appraiser, (2) BPO (Broker’s Pricing Opinion) provided by a qualified real estate broker, (3) site inspection by qualified management of the Company, or (4) a combination of all of the above.  Currently the Company breaks its properties into the following categories: residential properties, commercial properties, and land.

Contract sales – Contracts are considered sold when the Company surrenders control over the transferred contract to the investors, with standard representations and warranties, and when the risks and rewards inherent in owning the contracts have been transferred to the buyer. At such time, the contract is removed from inventory and a gain or loss is recorded on the sale. Gains and losses on contract sales are determined based on the difference between the allocated cost basis of the assets sold and the proceeds. Losses related to recourse provisions, if any, are accrued as a liability at the time such additional losses are determined, and recorded as part of non-interest expense.

Earnings per share – Basic earnings per common share have been computed on the basis of the weighted-average number of common shares outstanding during the period presented.  Diluted earnings per common share are computed on the basis of the number of shares that are currently outstanding plus the number of shares that would be issued pursuant to outstanding warrants, stock options and common stock issuable on conversion of preferred stock unless such shares are deemed to be anti-dilutive. The dilutive effect of stock options, convertible debt and outstanding securities, in periods of future income, would be as follows as of September 30, 2011:

Stock options	1,000,000
Convertible preferred stock	4,962,500
Convertible debt	625,000
Total possible dilution	6,587,500

NOTE 2 — INVENTORY:

Real Estate:

  The Company's real estate inventory balances consisted of the following:

	September 30,	December 31,
	2011	2010
Residential properties	$257,274	$381,624
Commercial properties	282,500	-
Land properties	1,651,867	2,120,358
Acquisition costs	146,430	184,050
Total	$2,338,071	$2,686,032

Genesis Financial, Inc.

Notes to Financial Statements

September 30, 2011

(Unaudited)

Loss Allowance:

The activity in the Company's loss allowance account for three and nine month period end consists of the following:

	Three month period ending September 30,		Nine month period ending September 30,
	2011	2010	2011	2010
Beginning balances	$935,088	$1,388,066	$1,522,329	$1,471,553
Additions	-	646,251	-	534,227
Writeoffs	-	41,513	(587,241)	70,050
Ending balances	$935,088	$2,075,830	$935,088	$2,075,830

NOTE 3 — LONG TERM INVESTMENTS:

Flyback Energy, Inc.:

On November 23, 2010, Genesis Financial, Inc. closed the purchase of an equity interest in Flyback Energy, Inc., for $1,200,000.  The purchase was for $1,200,000 of Series “B” Preferred Stock and Common Stock Purchase Warrants from Flyback Energy, Inc., a closely held Washington corporation payable on an installment basis.  At November 23, 2010, the purchase represented a ten percent equity interest in Flyback Energy, Inc. assuming the warrants were exercised and Series "B" Preferred Shares converted into 2,666,666 of common stock.  John R. Coghlan, Co-president of Genesis Financial, Inc. was elected to the board of directors of Flyback Energy, Inc. on February 7, 2011.

The Company paid $500,000 down with the balance of $700,000 payable on a promissory note at $140,000 monthly commencing December 23, 2010.  The $700,000 note was paid in full during the second quarter of 2011. On April 25, 2011, the Company purchased $50,000 of Series “C” Preferred Stock that is convertible at $.60 per share or 83,333 shares of common stock and bears a 5% interest rate.

Flyback Energy, Inc. is a privately-held company that has developed a unique and proprietary electronic switch design that offers control over electrical power and magnetic fields.

AWG International, Inc.:

One December 6, 2010, Genesis Financial, Inc. entered into an agreement with AWG International, Inc. to purchase 54,953 shares of the AWG International, Inc. common stock for $250,000. As part of the transaction Genesis Financial, Inc. was also issued common stock purchase warrants to acquire an additional 54,953 common shares for $250,000.  The Company exercised the warrants for 54,953 shares for $250,000 during the nine months ended September 30, 2011.

AWG International, Inc. is a privately-held company that designs and builds proprietary systems Air-to-Water machines for residential and commercial applications.

NOTE 4 — RELATED PARTY TRANSACTIONS:

Affiliates and related parties are defined as Officers, Directors, and/or those Shareholders owning or controlling more than 5% of the common stock of Genesis, or any entities that are owned or controlled by Officers, Directors, and/or those Shareholders owning or controlling more than 5% of the common stock of Genesis.

Coghlan Family Corporation (“CFC”) and Coghlan, LLC are controlled by John R. Coghlan, a Company director, CFO and majority shareholder. Coghlan Family Corporation is owned 100% by Coghlan, LLC, which is owned by the Coghlan family members. John R. and Wendy Coghlan, husband and wife, collectively own 35.65% of Coghlan, LLC and are co-managers.

Genesis Holdings, Inc. is a Washington corporation, which is managed by John R. Coghlan.  Mr. Coghlan is President and Director of Genesis Holdings, Inc.

Genesis Financial, Inc.

Notes to Financial Statements

September 30, 2011

(Unaudited)

Genesis Holdings II, Inc. is a Washington Corporation, which is managed by Michael Kirk.  Mr. Kirk is the President and Director of Genesis Holdings II, Inc.

JM Growth Enterprises, LLC is a Washington Corporation, which is managed and controlled by Michael Kirk and John R. Coghlan.

Genesis Financial, Inc. had the following related party transactions for the nine months ending September 30, 2011 and 2010.

Michael Kirk and Genesis Finance Corporation

On December 27, 2008, the Company entered into a Corporate Restructuring Agreement with Genesis Finance Corporation, a Washington Corporation (GFC).   Genesis Financial, Inc. (GFI) outsourced its day-to-day management and servicing operations to GFC, an affiliated company, effective January 1, 2009. GFC is owned and controlled by Michael Kirk, GFI’s President and member of its board of directors. GFI was paid a combination management and servicing fee totaling $6,000 per month to GFC for these services.

On January 1, 2010 Genesis Financial, Inc. renewed the contract for one year with Genesis Finance Corporation, a Washington corporation owned 100% by Michael Kirk, to handle the operations and servicing management of the Company's assets.  Genesis Finance Corporation is paid $6,000 per month for their services.

On January 1, 2011 Genesis Financial, Inc. renewed the contract for one year with Genesis Finance Corporation, a Washington corporation owned 100% by Michael Kirk, to handle the operations and servicing management of the Company's assets.  Genesis Finance Corporation is paid $1,500 per month for their services.

John R. Coghlan

On February 2, 2010, John R. Coghlan purchased a $157,790 interest in a commercial contract.

On February 2, 2010, John R. Coghlan purchased a $42,980 interest in a Limited Liability Company that was applied to the CFC line of credit.

There was no activity for the nine months ended September 30, 2011.

Coghlan Family Corporation

On January 1, 2008, the Company entered into a Warehousing Line of Credit Agreement Promissory Note Agreement with Coghlan Family Corporation.  The Agreement provided for a $2.5 million line of credit (see note 4).  The rate of interest was one (1%) percent over the Prime Rate of interest quoted on the first day of the month prior to the payment date. Interest is payable monthly. The Company paid a commitment fee of one half of one percent (1/2%) aggregating $12,500.  The Company was permitted to request advances from time to time. If the Company defaults on the Agreement, default interest rate will be twelve (12%) per annum. The credit line is collateralized by all of Genesis’ assets, excluding investments in Flyback Energy, Inc. and AWG International, Inc. but is subordinate to the RiverBank line of credit. The line of credit agreement requires that the Company maintain a debt to equity ratio of no greater than 3.0. Borrowings under the line are personally guaranteed by Michael A. Kirk, the CEO of the Company. Because of the economic condition, CFC has agreed to waive the interest starting October 1, 2010 and has also agreed to waive the 3.0 debt to equity ratio requirement as well as the 12% default rate. (See note 5)

On February 15, 2011, Coghlan Family Corporation purchased from the Company a $95,000 interest in a contract secured by land.

During the quarter ended March 31, 2011, Coghlan Family Corporation purchased $219,000 of the Series “B” Preferred Stock offered by the Company.

On June 30, 2010 CFC purchased a commercial contract for $31,995, a land contract for $70,868 and a business note for $7,137 totaling $110,000.

Genesis Financial, Inc.

Notes to Financial Statements

September 30, 2011

(Unaudited)

Coghlan, LLC

There was no activity for the nine months ended September 30, 2010 and 2011.

Genesis Holdings, Inc.

There was no activity for the nine months ended September 30, 2010 and 2011.

Genesis Holdings II, Inc.

There was no activity for the nine months ended September 30, 2010 and 2011.

JM Growth Enterprises, LLC

On February 2, 2010 JM Growth Enterprises, LLC sold its interest in a commercial contract for $157,790.

There was no activity for the nine months ended September 30, 2011.

NOTE 5 — LINE OF CREDIT:

At December 31, 2010, the Company had a promissory note with Riverbank, with a balance owing of $286,264, with a variable interest rate equal to the prime rate index (as published in the Wall Street journal) plus 1%, with a floor of 6%. The rate at September 30, 2011 and December 31, 2010 was 6%. The line had a term of 14 months, and an origination fee of 1/2%, or $2,369.  The payments are due quarterly in the amount of $100,000, for the first four payments, and the last payment will be $95,164.

On May 16, 2011, the promissory note was converted to a $250,000 line of credit on the same terms and conditions. At September 30, 2011 the balance owing is $192,107. The line has a term of 12 months, and an origination fee of 1/2%, or $1,250. The payments are due monthly on the 1st on all accrued unpaid interest. The Riverbank line of credit is senior to the CFC line of credit, and is collateralized by the assets of Genesis.  The Riverbank line requires that the CFC line may not be paid down lower than the amount owing to Riverbank at any time during the term of the loan.  The line is payable on demand and is personally guaranteed by John R. and Wendy Coghlan, related parties of the Company. (See Note 4)

At September 30, 2011 and December 31, 2010, the Company had a $2,500,000 Line of Credit Agreement with the Coghlan Family Corporation, Inc. (“CFC”), with balances owing of $1,540,000 and $1,750,845, respectively. CFC is an affiliated company controlled by a John R Coghlan. If the Company defaults on the agreement, the default interest rate will be 12%.  Interest is payable monthly. The line has a term of 12 months and an origination fee of 1/2% or $12,500. The credit line is collateralized by all of Genesis’ assets, excluding investments in Flyback Energy, Inc. and AWG International, Inc. but is subordinate to the RiverBank line of credit. The line of credit agreement requires that the Company maintain a debt to equity ratio of no greater than 3.0. Borrowings under the line are personally guaranteed by Michael A. Kirk, the CEO of the Company. Because of the economic condition, CFC has agreed to waive the interest and fees starting October 1, 2010 and has also agreed to waive the 3.0 debt to equity ratio requirement as well as the 12% default rate.

NOTE 6 — NOTES PAYABLE

Flyback Energy, Inc. (“FEI”):  In connection with the Company’s purchase of FEI’s preferred stock (see Note 3), the Company entered into a note payable agreement with FEI on November 23, 2010 for $700,000 to be paid in monthly installments of $140,000 through April 2011 plus interest at .035% per annum.  The first payment was made in December 2010. At September 30, 2011 the balance of the note is $0. The note was collateralized by FEI preferred stock purchased by the Company.

John R. Coghlan:  On December 15, 2010, the Company entered into a convertible note agreement with John R. Coghlan. The note accrues interest at 8% per annum with interest and balance due on December 15, 2012.   The note is convertible at any time by Mr. Coghlan into 1 share of the Company’s Series B Preferred stock for every $1.00 outstanding of the note payable and related accrued interest. In connection with the issuance of this note, the Company recognized a beneficial conversion feature of $128,750 that resulted in a discount to the note payable. The discount is being amortized into earnings over the term of the note. The note is collateralized by 290,000 shares of the Company’s Series B Preferred stock.

Genesis Financial, Inc.

Notes to Financial Statements

September 30, 2011

(Unaudited)

NOTE 7 — PREFERRED STOCK

On November 11, 2010 the Company filed Articles of Amendment to the Amended and Restated Articles of Incorporation creating 2,000,000 shares of Series “B” Preferred Stock. The designated Series “B” Preferred Stock consists of 2,000,000 with a par value $1.00; is presently non-dividend bearing, convertible to common at $.40 per share subject to any recapitalization. The holders of the Preferred stock will be entitled to receive, prior and in preference to any distributions to the holders of the common stock.  Each share of the Preferred Stock is convertible into two and one-half common stock shares at the option of the holder.  Each share of Series “B” Preferred Stock can automatically converted immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933 or upon the receipt by the Corporation of a written request for such request for such conversion from the holders of the majority of the Series “B” Preferred Stock holders.

Upon issuance of the preferred stock, the Company determined that a beneficial conversion feature of $194,833 was realized at December 31, 2010 and $705,840 at September 30, 2011. This beneficial conversion feature was recognized as a deemed dividend distribution to the preferred shareholders on the date of issuance because the preferred stock is convertible at the option of the holder immediately upon issuance.

During the nine months ended September 30, 2011 and the year ended December 31, 2010, 1,149,500 and 850,500 shares had been sold with proceeds of $1,149,500 and $850,500 received respectively. In total, 2,000,000 shares were sold for proceeds of $2,000,000.  On September 30, 2011 15,000 shares of convertible preferred shares were converted into 37,500 shares of common stock.

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operation

When used in this Form 10-Q and in our future filings with the Securities and Exchange Commission, the words or phrases will likely result, management expects, or we expect, will continue, is anticipated, estimated or similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. These statements are subject to risks and uncertainties, some of which are described below. Actual results may differ materially from historical earnings and those presently anticipated or projected. We have no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect anticipated events or circumstances occurring after the date of such statements.

Background

Genesis Financial, Inc. is engaged in the business of buying and selling seller financed real estate contracts ("contracts"), and originating commercial real estate hard money loans. We purchase contracts at a discount and hold them in inventory for a relatively short period to provide seasoning and value appreciation. After the holding period, we sell the contracts. We expect to derive operating revenues from resale’s of contracts at a profit, and from interest income derived from contracts during the holding period. We originate commercial real estate loans and sell the loans, or participations in those loans, to accredited private investors.  From time to time, we also consider other forms of cash flow instruments when warranted.

In the third quarter of 2008, management felt the real estate and financial markets were going to continue to decline, and made the decision that some major adjustments in the way the Company operated going forward was necessary.  The decision was made to reduce overhead expense by outsourcing the day-to-day operations of the Company, to focus on reducing the Company’s debt through a re-structuring of terms with our credit facilitators, to pursue the sale of Company assets, to continue acquisitions and originations only on deals that have been pre-sold, to focus on salvaging delinquent accounts through increased collection activity and workouts, and to increase the focus on maintenance and resale of repossessions.  This plan was implemented January 1, 2009.

Additional details about our business are set forth in our Annual Report on Form 10-K for the year ending December 31, 2010.  The following discussion should be read in conjunction with the financial information included elsewhere in this Quarterly Report on Form 10-Q.

The purpose of this section is to discuss and analyze our financial condition, liquidity and capital resources and results of operations. You should read this analysis in conjunction with the financial statements and notes that appear elsewhere in this Quarterly Report on Form 10-Q. This section contains certain "forward-looking statements" within the meaning of federal securities laws that involve risks and uncertainties, including statements regarding our plans, objectives, goals, strategies and financial performance. The Company’s actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors set forth under "Disclosure Regarding Forward-Looking Statements" in this Quarterly  Report on Form 10-Q.

PLAN OF OPERATIONS.

Genesis Financial, Inc. will continue to develop our operations along the lines of our growth since inception, but will also concentrate on reducing overhead expense, and resolving delinquencies and repossession situations. We are not capitalized at a level that allows holding of significant amounts of contracts and loans for investment and as a result, we will continue to work toward short term inventory turnover. We are either holding these contracts in inventory, or selling them individually as opportunities arise. We expect that the number and dollar volume of all sales will continue to decline over the next twelve months, and longer, especially if financial market conditions continue to deteriorate. Until conditions improve, we will continue to focus our efforts towards developing relationships with investors who are interested in the individual contracts and loans, versus the pools. In order to achieve our targeted growth, we will require additional investors and capital. If additional investors and capital are not available, our growth plans will be delayed further and profitability will continue to be negatively impacted.

Over the past three years, we have seen a dramatic increase in delinquencies, resulting in increased costs of collection and litigation. The increase in delinquencies has also resulted in a dramatic increase in repossessions.  These repossessions tie up capital until the collateral properties can be resold, and require additional capital to maintain the properties during the holding period until a sale can be achieved.  In addition, if property values continue to decline, our ability to recoup our investment through a resale of the property will be adversely affected.  If real estate market values continue to decline, our growth plans will be delayed further and profitability will continue to be negatively impacted.

RESULTS OF OPERATIONS

Quarter ended September30, 2011 compared to quarter ended September 30, 2010.

Revenues

Total revenues for the quarter ending September 30, 2011 were $19,102 compared to $13,631 for the same quarter September 30, 2010.

We earned $19,102, and $13,631, respectively for the quarter ending September 30, 2011 and 2010 of interest, processing and other income.

Net loss from operations was $31,663 and $709,192, respectively for the three months ending September 30, 2011 and 2010.  The decrease in loss for the period was due to the quarter ended September 30, 2010 included a large provision for losses.

Of the contracts held in inventory at September 30, 2011 and 2010 contracts with aggregate values of $474,238 and $662,661, respectively, were in payment default. We believe this decrease in defaults was due to write-offs of contracts in prior periods.

General and Administrative Expenses

General and administrative expenses (“G&A”) for the quarters ended September 30, 2011 and 2010, were $32,907 and $44,758 respectively. G&A primarily consists of management and professional fees for legal and auditing.

Interest Expense

For the quarters ending September 30, 2011 and 2010, interest expense amounted to $17,858 and $31,814, respectively.

Interest expense was incurred on borrowings under lines of credit with RiverBank, an unaffiliated lender, and Coghlan Family Corporation, an affiliated company.

We are currently operating under a primary $250,000 line of credit with RiverBank, an unaffiliated lender, with a variable interest rate equal to the prime rate index rate (as published in the Wall Street Journal) plus 1%, with a floor of six percent.  The line of credit also includes a one-half percent origination fee.

We also are currently operating under a secondary $2,500,000 line of credit with Coghlan Family Corporation, an affiliated company, with a variable interest rate equal to the prime index rate (as published in the Wall Street Journal), plus 1%.  The line of credit also includes a one-half percent origination fee.

We consider the terms of the lines of credit to be acceptable. As of September 30, 2011 and 2010, the combined balances on the lines of credit were $1,732,107 and $2,131,463 respectively. Interest expense on the line of credit will fluctuate in future periods with inventory levels.

Nine months ended September 30, 2011 compared to nine months ended September 30, 2010.

Revenues

Total revenues for the nine months ending September 30, 2011 were ($56,098) compared to $90,537 for the same period ended September 30, 2010.   The decrease was the result of contract sales for the nine months ended September 30, 2010 while there were no contract sales in the comparable period and the write-off of $120,497 of previously accrued interest income in 2011.

We earned ($56,098), and $88,685, respectively for the nine months ending September 30, 2011 and 2010 of interest, processing and other income.

Net loss from operations was $191,513 and $710,250, respectively for the nine months ending September 30, 2011 and 2010.

General and Administrative Expenses

General and administrative expenses (“G&A”) for the nine months ended September 30, 2011 and 2010, were $108,719 and $164,600, respectively. G&A primarily consists of management and professional fees for legal and auditing.  The year over year increases and (decreases) for the fiscal nine months ended September 30, 2011 and 2010 were ($55,881) and $47,650, respectively. The primary reason for the increase for the nine months ended September 30, 2011 was the increase for the professional fees incurred in bringing the required audits and filings current during the nine month ended September 30, 2010; while the increase for the nine months ended September 30, 2010 were the professional fees incurred in bringing filings current.

Interest Expense

For the nine months ending September 30, 2011 and 2010, interest expense amounted to $61,887 and $101,960, respectively.

Loss Allowance

For the period ending September 30, 2011, the Company decreased the net provision for the losses due to sales of properties at the price in excess of the net recorded cost and the recovery of the property value on certain real estate.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s principal sources of cash are from related party loans, unaffiliated party loans, funding agreements and common stock private placements. The Company anticipates that our primary uses of cash will need to be supplemented in order to meet the demands upon its current operations, and the need for additional funds to finance ongoing acquisitions of seller financed real estate receivables and originations of commercial real estate hard money loans, and the expense of the litigating of delinquent contracts and loans, and the maintenance and resale costs of repossessed properties.

At September 30, 2011 and 2010, we had cash available of $33,473 and $46,143 respectively, and at September 30, 2011 we had $57,893 available under the lines of credit with Riverbank.

At December 31, 2010, the Company had a promissory note with Riverbank, with a balance owing of $286,264, with a variable interest rate equal to the prime rate index (as published in the Wall Street journal) plus 1%, with a floor of 6%. The rate at September 30, 2011 and December 31, 2010 was 6%. The line had a term of 14 months, and an origination fee of 1/2%, or $2,369.  The payments are due quarterly in the amount of $100,000, for the first four payments, and the last payment $95,164.

On May 16, 2011, the promissory note was converted to a $250,000 line of credit on the same terms and conditions. At June 30, 2011 the balance owing is $192,107. The line has a term of 12 months, and an origination fee of 1/2%, or $1,250. The payments are due monthly on the 1st on all accrued unpaid interest. The Riverbank line of credit is senior to the CFC line of credit, and is collateralized by the assets of Genesis.  The Riverbank line requires that the CFC line may not be paid down lower than the amount owing to Riverbank at any time during the term of the loan.  The line is payable on demand and is personally guaranteed by John R. and Wendy Coghlan, related parties of the Company.

At September 30, 2011, the Company had a $2,500,000 Line of Credit Agreement with the Coghlan Family Corporation, Inc. (“CFC”). CFC is an affiliated company controlled by a director and principal shareholder of the Company. At September 30, 2011the balance owing is $1,540,000. The interest rate on the line is a variable interest rate equal to the prime rate index (as published in the Wall Street Journal) plus 1%.  The line has a term of 12 months and an origination fee of 1/2% or $12,500. The credit line is collateralized by all of Genesis’ assets but is subordinate to the RiverBank line of credit. The line of credit agreement requires that the Company maintain a debt to equity ration of no greater than 3.0. Borrowings under the line are personally guaranteed by Michael A. Kirk, the Secretary of the Company. Because of the economic conditions, CFC has agreed to waive the interest rate starting October 1, 2010 and has also agreed to waive the 3.0 debt to equity ratio requirement as well as the 12% default rate.

Our capital resources have occasionally been strained, but were adequate to fund our operations at a reasonable level during the quarter covered by this Quarterly Report. We have paid close attention to our contract purchases and loans and maintained our funding requirements within our available resources. We were able to control our funding rate by adjusting our pricing, tightening our underwriting, and/or discontinuing certain product lines. The strains on our capital have been largely caused by increased litigation expenses, as well as increased repossession maintenance, holding and resale costs, coupled with lower resale values. We received  interest and principal reductions (typically monthly) on contracts and loans we held in inventory pending sale, and the interest rate spread between the cost of our lines of credit, or the participation sales to private investors, and our weighted average contract yield provided operating capital which sustained our operations during the reported periods.  The origination fees generated from the commercial loans contributed additional operating capital. We would require an increase in our capital base, and an improvement in the real estate markets, in order to grow the company, and improve profitability.  Until such time as that happens, we expect to see our asset base continue to decline in both size and value, and capital resources to remain strained.

For the nine month periods ending September 30, 2011 and September 30, 2010, our net cash flows from operating activities were ($68,480) and $734,274, respectively.  The reason for the decrease was operating costs in excess contract collections.

During the nine months ended September 30, 2011 and the year ended December 31, 2010, 1,149,500 and 850,500 shares of Series “B” Preferred Stock were sold with proceeds of $1,149,500 and $850,500 received respectively. In total, 2,000,000 shares were sold for proceeds of $2,000,000.

In May 2010, Genesis Financial, Inc. completed a private placement of 1,050,000 shares of common stock at $.10 per share to accredited investors for a total price of $105,000.

During these periods our net cash provided “used” by financing activities was $284,498 and ($752,537), respectively.  The reason for the increase for the period ending September 30, 2011 was sales of preferred stock in a private placement, net of debt payments.  The reason for the decrease for the period ending September 30, 2010 was debt reductions in excess of a private placement of 1,050,000 shares of common stock at $.10 per share to accredited investors for a total price of $105,000.

During the nine months ending September 30, 2011, the Company invested $250,000 in AWG International, Inc and $50,000 in Flyback Energy, Inc..

Item 3.  Quantitative and Qualitative Disclosures about Market Risk

Not applicable to Smaller Reporting Companies

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are designed to be effective in providing reasonable assurance that information required to be disclosed in our reports under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission (the “ SEC”), and that such information is accumulated and communicated to our management to allow timely decisions regarding required disclosure.

In designing and evaluating disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable, not absolute assurance of achieving the desired objectives. Also, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. The design of any system of controls is based, in part, upon certain assumptions about the likelihood of future events and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of management, including our Chief Executive Officer and Principal Financial Officer (Chairman of the Board), of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon that evaluation, management concluded that our disclosure controls and procedures are effective as of June 30, 2011 to cause the information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods prescribed by SEC, and that such information is accumulated and communicated to management, including our Chief Executive Officer and Principal Financial Officer (Chairman of the Board), as appropriate, to allow timely decisions regarding required disclosure.

Changes in Internal Control over Financial Reporting

There was no change in our internal controls over financial reporting identified in connection with the requisite evaluation that occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Limitations

Our management, including our Chief Executive Officer and Principal Financial Officer (Chairman of the Board), does not expect that our disclosure controls or internal controls over financial reporting will prevent all errors or all instances of fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and any design may not succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures. Because of the inherent limitation of a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

PART II - OTHER INFORMATION

Item 1.  Legal Proceedings.

Presently, we are not subject to any material legal proceedings.  In the normal course of business, Genesis is the initiator of foreclosure and judgment litigation to protect and retrieve its investments in seller financed real estate receivables and commercial loans.

Item 1A. Risk Factors

Not Applicable to Smaller Reporting Companies.

Item 2.  Unregistered Sale of Equity Securities and Use of Proceeds.

We did not sell any equity securities during the three month period ending September 30, 2011.

Item 3.  Defaults upon Senior Securities.

None.

Item 4.  Removed and Reserved.

Item 5.  Other Information.

None

Item 6.  Exhibits

(a) Exhibits

Exhibit No.

Description

31

CEO and CFO Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32

CEO and CFO Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101*

The following financial information from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 formatted in Extensible Business Reporting Language (XBRL): (i) the Balance Sheets, (ii) the Statements of Operations, (iii) the Statements of Cash Flows, and (v) Notes to Financial Statements

_____________________

*

In accordance with Rule 406T of Regulation S-T, the XBRL information in Exhibit 101 to this quarterly report on Form 10-Q shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 11, 2011

Genesis Financial, Inc.

(Registrant)

         /s/ John R. Coghlan

______________________________________________

By:     John R. Coghlan

Title:  Chief Executive Officer, Chief Financial Officer

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